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                                                                      EXHIBIT 23





                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Anadarko Petroleum Corporation:

We consent to the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our reports dated January 27, 1994, relating to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear or are incorporated by reference in the December 31, 1993 annual report on Form 10-K of Anadarko Petroleum Corporation.

(a) Post-Effective Amendment No. 2 to Forms S-8 and S-3, Anadarko Petroleum Corporation Substitute Stock Option Plan (No. 33-8434).

(b) Post-Effective Amendment No. 1 of Form S-8 and S-3, Anadarko Petroleum Corporation 1986 Stock Option Plan (No. 33-8496).

(c) Post-Effective Amendment No. 2 to Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(d) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(e) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(f) Form S-3, Anadarko Petroleum Corporation Shelf Registration Statement for $300 Million of Equity Securities (No. 33-50717).



{KPMG Peat Marwick}


Houston, Texas
March 17, 1994